Item No. 77D (Policies with respect to
security investment) - Attachment

Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus of Eaton Vance
Government Obligations Fund, which invests in the Portfolio filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.